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                                                                        [LOGO]
WEST METRO BUSINESS
BANKING CENTER
8625 S.W. Cascade Avenue, Suite 400
Beaverton, OR 97005

                                                                    Exhibit 10.5

May 16, 1996


Mr Kent Koski
Vice President Finance & Administration
Thrustmaster, Inc.
10150 SW Nimbus Ave
Portland, Oregon 97223

Dear Kent,

I am pleased to advise you that United States National Bank of Oregon has approved your request for a revolving line of credit subject to the following terms and conditions:

     BORROWER:             Thrustmaster, Inc.

OPERATING LINE OF CREDIT

     MAXIMUM LOAN AMOUNT:  $1,000,000.

     PURPOSE: General corporate purposes and to support letters of credit.

     INTEREST RATE:        OPTION 1

                           Fully floating variable interest rate equal to U.S. Bank's prime rate.

                           OPTION 2

                           IBOR plus 250 basis points. 1,2,3 or 6 month terms. Minimum advance amount $250,000. No prepayment is allowed on IBOR indexed loans.

                           Borrower is advised the Bank's IBOR rate is the
                           rate per annum determined by Bank as the average
                           rate offered to Bank for U.S. dollar deposits in the Eurodollar market selected by Bank (adjusted for required reserves, if any).
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                           Bank's IBOR rates are established as of approximately
                           8:00 a.m. and 10:00 a.m. each business day, and interest rate quotes may be obtained from Bank between 8:00 a.m. and 12:00 noon. Quotes based on rates set as of 8:00 a.m. must be accepted before 10:00 a.m.; quotes based on rates set as of 10:00 a.m. must be accepted by 12:00 noon. IBOR indexed rate quotes are for rates which are to become effective two business days later.

                           All interest under both options shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     MATURITY DATE:        Payable on demand.

     REPAYMENT:            Principal and interest payable on demand. Interest
                           payable monthly in absence of demand.

     LOAN FEE:             Non-refundable upfront annual loan fee of 1/8%
                           ($1,250).

     COLLATERAL:           Perfected first priority security interest in all of
                           Borrower's now owned and hereafter acquired accounts receivable, inventory and equipment.

                            OPERATING REQUIREMENTS

1.   75% advance against eligible A/R to 30 days past due.

2. Definition of Ineligible A/R includes (but is not limited to) the following:

     *    All invoices aged beyond 30 days past due.

     *    Cash or "COD" sales.

     *    Progress billings.

     *    Down payments.

     *    Pre-billings.

     *    Sales on consignment.

     *    Inter or related company sales.

     *    Datings

     *    Employee sales.
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     *    Sales exceeding debtor credit limits established by Bank at its sole discretion on concentration accounts which equal or exceed $250,000.

     * Foreign accounts. Eligible foreign accounts will be considered on a case by case basis. Canadian accounts are eligible without support by Letters of Credit up to $100,000.

     * Sales to U.S. Federal Government Agencies, with the exception of Army and Airforce Exchange Services.

     * Account debtor aging (calculated monthly). If 10% or more of a debtor balance is beyond the defined eligible period, than debtor's entire balance is deemed ineligible.

3. Borrower's certificates are to be provided to U.S. Bank on a monthly basis, as of month end.

4. Summary account receivable agings and accounts payable aging to be provided to U.S. Bank on monthly basis.

5.   Collateral exam may be required annually.

6.   Account debtor address listing to be provided annually.

IF THERE ARE NO FUNDS BORROWED DURING THE MONTH OR IF LETTERS OF CREDIT DO NOT EXCEED $1,000,000, NO BORROWER'S CERTIFICATE, A/R OR A/P AGING WILL BE REQUIRED AT MONTH END.

NON REVOLVING TERM LOAN COMMITMENT

EQUIPMENT AND VEHICLE PURCHASE LINE

     BORROWING LIMIT:      $200,000.00

     PURPOSE:              To assist in the purchase of equipment and vehicles.

     TERMS: Individual notes written for up to 60 months, fully amortizing. Maximum advance 80% of invoice.

     INTEREST RATE:        The initial interest rate will be fixed for the
                           first 3 or 5 years of the Loan at 2.25% per annum in
                           excess of the Index of the same matching term
                           (described below), rounded to the nearest one eighth
                           of one percent. The index is the mean average of the
                           four most recent weekly average yields on U.S.
                           Government Securities, Treasury Constant Maturities
                           of 3 or 5 years, as reported in the most current
                           available Federal Reserve System H-15 Reports, 15
                           days prior to each Interest Change Date.
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                           For example, the 4 week average of 3 Year Treasuries
                           as of 5/3/96 was 6.17, so the current rate would be
                           6.17 + 2.25 = 8.42, rounded to the nearest 1/8% =
                           8.375%. This rate would be fixed for the first 3 years of the loan.

                           Interest is calculated on a 360 day year and the actual number of days elapsed.

     FEE:                  The greater of 1/2% or $150.00 on each advance.

     COLLATERAL:           1st lien position on equipment, and/or vehicle
                           purchased. Blanket filing on accounts receivable, inventory and equipment as overriding collateral.

                              FINANCIAL REPORTING

1. Annual CPA audited financial statement within 120 days after the end of each fiscal year.

2. Quarterly company prepared financial statements, within 30 days after the end of each calendar quarter.

                          GENERAL TERMS AND CONDITIONS

1. PRIME RATE: U.S. Bank's prime rate is the rate of interest which U.S. Bank from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which U.S. Bank collects from any borrower or class of borrowers.

2. LOAN ADVANCES: Advances may be requested by Borrower from time to time in accordance with the terms of the promissory note. All advances shall be made at the sole option of U.S. Bank. U.S. Bank may decline to make any advance and may terminate the availability of advances at any time.

3. INSURANCE: Borrower shall maintain insurance in such amounts and covering such risks as U.S. Bank shall require.

4. FINANCIAL REPORTING: At any time requested by U.S. Bank, Borrower shall furnish any additional information regarding Borrower's financial condition and business operations that U.S. Bank requests. This information may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

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5.  LOAN DOCUMENTATION: Borrower shall deliver to U.S. Bank duly executed promissory notes, deeds of trust, mortgages, security agreements, financing statements, loan agreements, guaranties, borrower authorizations, attorney opinion letters and other documents ("Loan Documents") as required by U.S. Bank in form and substance satisfactory to U.S. Bank and its counsel.

6. NON-ASSIGNABLE: This credit accommodation may not be assigned by Borrower. No guarantor or any third party is intended as a third-party beneficiary or has any right to rely hereon.

7. ARBITRATION: Borrower and U.S. Bank hereby agree to be bound by the terms of the Arbitration clause attached hereto as Exhibit A.

8. EXPENSES: Borrower shall reimburse U.S. Bank for all out-of-pocket expenses incurred in connection with this credit accommodation upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, title insurance fees, travel costs, examination expenses, and filing fees.

9.  EXPIRATION DATE: This offer will expire on May 31, 1996.

10. ACCESS LAWS: Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws, rules and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

This letter summarize certain principal terms and conditions relating to the loan and supersedes all prior oral or written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which U.S. Bank customarily includes in similar transactions or which U.S. Bank determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, condition, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

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UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER
AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgement copy of this letter on or before the Expiration Date.

Sincerely

/s/ Debbie Sidley
   -----------------
Debbie Sidley
VP & Commercial Account Officer
526-6018



Borrower hereby accepts U.S. Bank's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit A attached hereto.

Thrustmaster, Inc.

By: /s/ Kent E. Koski
   --------------------------------

Title: VP - Finance
      --------------------------

Date:  5/17/95
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                                   EXHIBIT A



ARBITRATION. U.S. Bank and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The stature of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The
Federal Arbitration Act shall apply to the construction, intrepration, and enforcement of this arbitration provision.